UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 1, 2006

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2006, the Compensation Committee of the Board of Directors of Mercury Computer Systems, Inc. (the “Company”) granted stock options under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) covering an aggregate of 331,000 shares of the Company’s common stock to the following executive officers of the Company: Robert E. Hult, Senior Vice President, Operations and Finance, Chief Financial Officer (62,000 shares); Marcelo G. Lima, Vice President and General Manager, Commercial Imaging and Visualization (69,000 shares); Craig Lund, Vice President, Chief Technology Officer (54,000 shares); Mark F. Skalabrin, Vice President and General Manager, Advanced Solutions (69,000 shares); and Didier M.C. Thibaud, Senior Vice President, Defense and Commercial Businesses (77,000 shares). The exercise price of the stock options is $16.36 per share. These options are exercisable in full commencing on June 1, 2009, provided that the grantee remains an employee of the Company as of that date, and expire on June 1, 2016.

The form of Stock Option Agreement with respect to the above-referenced grants provides that the stock option shall terminate and no portion will be exercisable on the earliest of the following:

•	the expiration date;

•	the date the grantee ceases to be an employee of the Company due to dismissal for cause or because the grantee is in breach of any employment agreement with the Company;

•	12 months following the date the grantee ceases to be an employee of the Company due to permanent disability;

•	12 months following the date of the grantee’s death;

•	five years following the date the grantee ceases to be an employee of the Company due to retirement; and

•	90 days following the date the grantee ceases to be an employee of the Company for any reason other than as described above.

The stock option will be exercisable as described above after the grantee’s death or after the grantee otherwise ceases to be an employee of the Company only to the extent it was vested and exercisable immediately prior to the employee’s death or cessation or termination of employment.

Each of the above-referenced executive officers has previously entered into a change in control severance agreement with the Company which provides, among other things, that if the executive is employed by the Company upon the occurrence of a change in control (as defined in the agreement), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

The form of Stock Option Agreement under the 2005 Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Stock Option Agreement under the Mercury Computer Systems, Inc. 2005 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC. (Registrant)

Date: June 2, 2006	By:	/s/ Robert E. Hult
Robert E. Hult Senior Vice President, Operations and Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Agreement under the Mercury Computer Systems, Inc. 2005 Stock Incentive Plan.